                                                                     EXHIBIT 21




                  SUBSIDIARIES OF THE COLONIAL BANCGROUP, INC.



            COLONIAL BANK, AN ALABAMA BANKING CORPORATION.

            COLONIAL BANK OF TENNESSEE, A TENNESSEE BANK.

            COLONIAL BANK, ATLANTA, GEORGIA, A FEDERAL SAVINGS BANK

            THE COLONIAL BANCGROUP BUILDING CORPORATION, AN ALABAMA CORPORATION.